Exhibit 10.38

L3 TECHNOLOGIES, INC.

GLOBAL AMENDMENT TO
EQUITY-BASED AWARD AGREEMENTS AND AWARD NOTICES AND
CASH-BASED AWARD AGREEMENTS AND AWARD NOTICES

(L3 Employees and Directors)

THIS GLOBAL AMENDMENT (this “Amendment”), dated as of December 31, 2016, amends each equity-based and cash-based award agreement and award notice outstanding as of the date hereof  (each, an “Award Agreement”), whether granted as a stand-alone incentive award or granted under any of the 1998 Directors Stock Option Plan for Non-Employee Directors of L3 Technologies, Inc. (the “1998 Director Plan”), the L3 Technologies, Inc. 2008 Directors Stock Incentive Plan (the “2008 Director Plan”), the L3 Technologies, Inc. 1999 Long Term Performance Plan (the “1999 Performance Plan”), the L3 Technologies, Inc. 2008 Long Term Performance Plan (the “2008 Performance Plan”), and the L3 Technologies, Inc. 2012 Cash Incentive Plan (the “2012 Cash Plan, and together with the 1998 Director Plan, the 2008 Director Plan, the 1999 Performance Plan, the 2008 Performance Plan, in each case, as amended and restated through the date hereof, the “Plans”), and is entered into by L3 Technologies, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company was previously named L-3 Communications Corporation and was a wholly owned subsidiary of L-3 Communications Holdings, Inc., a Delaware corporation (“Holdings”);

WHEREAS, as of the date hereof (the “Effective Time”), Holdings and the Company consummated a merger agreement, dated as of March 4, 2016, as amended from time to time, pursuant to which Holdings merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”);

WHEREAS, in connection with the Merger, each of the Board of Directors of Holdings and the Board of Directors of the Company adopted resolutions directing that the name of the Company be changed to L3 Technologies, Inc. immediately following the Effective Time (the “Name Change”);

WHEREAS, pursuant to resolutions adopted by the Board of Directors of each of the Company and of Holdings, dated December 7, 2016, the Board of Directors of each of the Company and of Holdings approved the amendment of the Plans to reflect the Name Change and the Merger, including, as applicable, by having the Company assume sponsorship or maintenance of Plans previously sponsored or maintained by Holdings and by amending or eliminating references to Holdings in the Plans to instead refer to the Company as of the Effective Time; and

WHEREAS, the Company desires to amend each Award Agreement to reflect the Merger and the Name Change, as applicable.

NOW, THEREFORE, the Company has caused each Award Agreement to be amended as follows as of the Effective Time:

1.
All references in each Award Agreement to the name of the applicable Plan, including, without limitation, the title of and the signature block to each Award Agreement and the title to any exhibit thereto, shall be amended to refer to the name of such Plan, as amended to reflect the Name Change, under which each such Award Agreement was granted.

2.	All cross references in each Award Agreement to another Plan shall be amended to refer to the name of such Plan, as amended to reflect the Name Change, to which such Award Agreement refers.

3.	The definition of “Corporation”, “Company” or “L-3”, as applicable in each Award Agreement, shall be amended to define such term, as applicable, as “L3 Technologies, Inc.”

4.
To the extent applicable to an Award Agreement, the definition of “change in control”, “Section 409A Change in Control Event” or other similar defined term shall be amended to refer solely to a change in control with respect to the Company.

5.
To the extent applicable to an Award Agreement, the definition of, or reference to, “common stock”, “Common Stock” or other similar defined term shall be amended to refer to the common stock of the Company.

6.	The defined term “L-3 Holdings” in each Cash Unit Award Agreement shall be amended to refer to the Company.

7.	All references in each Award Agreement to the “Agreement” shall mean such Award Agreement as amended by this Amendment.

8.
Notwithstanding the foregoing, to the extent that any Award Agreement contains performance-based criteria, for the purposes of determining whether such performance-based criteria have been achieved, the performance-based criteria shall be deemed to refer (i) for any performance period, or portion thereof, occurring prior to the Effective Time, to the performance of Holdings and (ii) for any performance period, or portion thereof, occurring on or after the Effective Time, to the performance of the Company.

9.
Notwithstanding the foregoing, to the extent that any Award Agreement provides for payment, accrual or any other accounting of cash or stock-based dividends or dividend equivalents and any accumulated earnings or reinvestments thereon (collectively, “Dividend Amounts”), as applicable, for any purposes under such Award Agreement, such Dividend Amounts and all related definitions and provisions shall be deemed to refer to or be calculated by reference to (i) for any period occurring prior to the Effective Time, the common stock of Holdings and (ii) for any period occurring on or after the Effective Time, the common stock of the Company.

10.	All provisions of each Award Agreement that are not expressly amended by this Amendment shall remain in full force and effect.

11.
To the extent not preempted by the laws of the United States, the laws of the State of New York shall be the controlling law in all matters related to this Amendment without giving effect to the principles of conflicts of laws, and any dispute arising out of, relating to or in connection with the Amendment shall be subject to the same dispute resolution procedures as provided for in the applicable Award Agreement with respect to any dispute thereunder or, if no such procedures are provided for in any Award Agreement, as provided for in the applicable Plan.

[Signature Page Follows]

IN WITNESS WHEREOF, L3 Technologies, Inc. has duly executed this Amendment as of the date first set forth above.

L3 TECHNOLOGIES, INC.

/s/ Ann D. Davidson
Ann D. Davidson
Senior Vice President, General Counsel and Corporate Secretary

/s/ Kevin L. Weiss
Kevin L. Weiss
Vice President, Human Resources